UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2015

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30975	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 20, 2015, the United States Patent and Trademark Office (the “USPTO”) delivered to Dana-Farber Cancer Institute, Inc. (“DFCI”), the licensor of ICE-COLD PCR Portfolio patents to Transgenomic, Inc. (“Transgenomic”), a Notice of Intent to Issue Ex Parte Reexamination Certificate (the “Notice”) with respect to DFCI’s U.S. Patent No. 8,455,190, entitled “Enrichment of a Target Sequence” (the “190 Patent”). Pursuant to the Notice, the USPTO notified DFCI that it has closed prosecution on the merits of the 190 Patent after finding the original claims of the Patent and six new claims not obvious and not anticipated by the cited prior art. DFCI informed Transgenomic that it expects to receive a reexamination certificate for the 190 Patent in due course. In 2014, the USPTO issued an Ex Parte Reexamination Certificate for U.S. Patent No. 8,623,603, entitled “Full cold-PCR enrichment with reference blocking sequence” (the “603 Patent”). Transgenomic currently holds an exclusive license under the 190 Patent and the 603 Patent from DFCI to develop and commercialize COLD-PCR, ICE COLD-PCR and Multiplexed ICE COLD-PCR technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

Date: September 16, 2015	By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer